Exhibit 1.1
EXECUTION VERSION

4,830,917 Shares
BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
COMMON SHARES, WITHOUT PAR VALUE
UNDERWRITING AGREEMENT
January 28, 2020

January 28, 2020
Goldman Sachs & Co. LLC,
200 West Street,
New York, New York 10282-2198
Ladies and Gentlemen:
Biohaven Pharmaceutical Holding Company Ltd., a British Virgin Islands (“BVI”) business company (the “Company”), proposes to issue and sell to Goldman Sachs & Co. LLC (the “Underwriter”) 4,830,917 of its common shares, without par value (the “Common Shares”) (such shares to be issued and sold by the Company being hereinafter called the “Firm Shares”), in accordance with this Underwriting Agreement (the “Agreement”). The Company also proposes to issue and sell to the Underwriter not more than an additional 724,637 of its Common Shares (the “Additional Shares”), if and to the extent that you shall have determined to exercise the right to purchase such Common Shares granted to the Underwriter in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-232167), relating to its securities, including the Shares, to be offered and sold from time to time by the Company. The registration statement as amended to the date of this Agreement, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II(c) hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.    Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter that:

(a)
The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; the Registration Statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

(b)
(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) the Registration Statement as of the date hereof does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as of the date of such amendment or supplement, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (i) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) each electronic road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (i) as of its date and the Closing Date, the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing expressly for use therein.

(c)
(1) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; (2) the Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been, eligible to use Form S-3; and (3) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(d) under the Securities Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II(a) hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)
Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock (other than as a result of (i) the grant, vesting, exercise or settlement of stock options and restricted stock units or other equity incentives pursuant to the Company’s equity-based incentive plans disclosed in the Time of Sale Prospectus and the Prospectus, or (ii) the repurchase of shares of capital stock granted under the Company’s equity-based incentive plans disclosed in the Time of Sale Prospectus and the Prospectus) or long‑term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus;

(e)
None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(f)
Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares;

(g)
The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption and “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Shares and the Common Shares, and under the captions “Material United States Federal Income Tax Considerations for U.S. Holders” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(h)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(i)
The Company and its subsidiaries are not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(j)	The Company has been duly incorporated, is validly existing as a business company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(k)
Each subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under such laws) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(l)	This Agreement has been duly authorized, executed and delivered by the Company;

(m)	As of the Closing Date, the authorized shares of the Company will conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(n)	The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non‑assessable;

(o)
The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non‑assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights or any restrictions on transfer or voting. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company (collectively “Registration Rights”) that have not been waived. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus under the caption “Capitalization.” The Shares conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus;

(p)
Neither the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, nor the issuance and sale of the Shares, will contravene, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any provision of applicable law, (ii) the memorandum of association or articles of association of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries, except in the cases of clauses (i) and (iii) above, where such contravention, conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have already been obtained or made or as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares;

(q)
There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required;

(r)
Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

(s)
No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriter, the Company or any of its subsidiaries in the British Virgin Islands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriter or purchasers procured by the Underwriter, or (iv) the resale and delivery of the Shares by the Underwriter in the manner contemplated herein;

(t)
The Company was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future;

(u)
It is not necessary under the laws of the British Virgin Islands (i) to enable the Underwriter to enforce its rights under this Agreement or to enable any holder of Shares to enforce their respective rights thereunder, provided that it is not otherwise engaged in business in the British Virgin Islands, or (ii)  solely by reason of the execution, delivery or consummation of this Agreement, for the Underwriter or any holder of Shares or Common Shares to be qualified or entitled to carry out business in the British Virgin Islands;

(v)
This Agreement is in proper form under the laws of the British Virgin Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the British Virgin Islands of this Agreement;

(w)
Any final monetary judgment obtained against the Company in the courts of the State of New York, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary, subject to the provisions of the opinions as to matters of the laws of the British Virgin Islands provided by Maples and Calder and referred to in Section 5(e) of this Agreement;

(x)
Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the British Virgin Islands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 14(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the British Virgin Islands;

(y)
The courts of the British Virgin Islands will observe and give effect to the choice of law of the State of New York as the governing law of this Agreement. The Company has the power to submit, and pursuant to Section 14(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 14(a)), and has the power to designate, appoint and empower, and pursuant to Section 14(b), has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts;

(z)
The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(aa)
There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(bb)
There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby and as have been described in the Time of Sale Prospectus and the Prospectus;

(cc)
(i) None of the Company or any of its subsidiaries or affiliates, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(dd)
The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ee)
(i) None of the Company, any of its subsidiaries or any director, officer or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

A.
the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

B.	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria);

(ii)	The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

A.	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B.	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as an underwriter, advisor, investor or otherwise);

(iii)
The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(ff)
Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (except for acquisitions of shares by the Company pursuant to agreements that permit the Company to repurchase such shares upon the applicable party’s termination of service to the Company as described in the Time of Sale Prospectus and the Prospectus), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short‑term debt or long‑term debt of the Company and its subsidiaries, except in each case as described in the each of the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(gg)
Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus;

(hh)
The Company and its subsidiaries own or have existing licenses under all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property used in or necessary for the conduct of the business of the Company and its subsidiaries, in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, the “Intellectual Property”), and such licenses are enforceable against the Company and, to the Company’s knowledge, enforceable against the counterparties to the license agreements under which such licenses were granted to the Company, except as certain rights under any licenses may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; to the knowledge of the Company, the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable and subsisting, and the U.S. patent applications included in the Intellectual Property have been prosecuted in compliance with the duty of candor and good faith required by the USPTO; and with the exception of the USPTO’s review of pending patent applications, there are no claims pending or overtly threatened in writing in the United States challenging the rights of the Company in or to, or challenging the validity, enforceability or scope of, any of the U.S. patents or applications included in the Intellectual Property; other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (ii) neither the Company nor any of its subsidiaries has received any written notice of any claim of infringement, misappropriation of or conflict with asserted rights of others with respect to any of the Company’s or its subsidiaries’ product candidates, processes or Intellectual Property, (iii) to the knowledge of the Company, with the exception of the review of pending applications in the United States Patent and Trademark Office (“USPTO”) or corresponding foreign patent offices, no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, or challenging the validity, enforceability or scope of any Intellectual Property, (iv) to the knowledge of the Company, none of the development, manufacture, sale or use of any of the discoveries, inventions, product candidates or processes of the Company in the manner presently contemplated by the Company and referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus do or will infringe, or violate any right or issued patent claim of any third party in any material respect, and neither the Company nor any of its subsidiaries has filed a Paragraph IV certification, (v) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, (vi) except as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, the Intellectual Property owned by the Company and its subsidiaries is free and clear of all liens or encumbrances, (vii) to the knowledge of the Company, none of the Intellectual Property employed by the Company or its subsidiaries in the conduct of the business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been obtained or is being used by the Company or its subsidiaries in material violation of any contractual obligation binding on the Company or, to the knowledge of the Company, upon any of its officers, consultants, directors or employees, and (viii) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Intellectual Property;

(ii)
All material patents and patent applications owned by or licensed to the Company or any of its subsidiaries, to the knowledge of the Company, have been duly and properly filed, prosecuted and maintained in all material respects;

(jj)
The Company and each of its subsidiaries has operated and currently is in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business. The Company and each of its subsidiaries: (i) is and at all times has been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any Applicable Laws to conduct the Company’s business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any such Authorizations; (iv) has not received notice of any pending or completed claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and the Company has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; and (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action;

(kk)
The studies, tests and preclinical and clinical trials conducted by the Company that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, to the Company’s knowledge, those studies, tests and preclinical and clinical trials conducted on behalf of the Company, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and complete and fairly present the data derived from such studies, tests and trials in all material respects;

the Company is not aware of any studies, tests or trials, the results of which the Company believes are materially inconsistent with the study, test or trial results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or written correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company;

(ll)
Neither the Company nor, to the knowledge of the Company, any of its officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)) is or has been excluded, suspended or debarred from participation in any state or federal health care program, or made subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result in such exclusion, suspension or debarment;

(mm)
To the knowledge of the Company, the manufacturing facilities and operations of its suppliers of investigational drug products are operated in compliance in all material respects with all Applicable Laws;

(nn)	None of the Company’s or any of its subsidiaries’ product candidates have received marketing approval from the FDA or any other federal, state, local or foreign governmental or regulatory authority;

(oo)
No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(pp)
Except (i) as described in the Time of Sale Prospectus and the Prospectus or (ii) as would not, individually or in the aggregate, have (or reasonably be expected to have) a material adverse effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that the Company or any member of its “Controlled Group” (defined as any organization which is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) sponsors or maintains has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code;

(qq)
The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus;

(rr)
The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where failure to obtain such certificates, authorizations and permits would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus;

(ss)
PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (United States);

(tt)
The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and, in the case of the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, for the periods specified; the financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except (i) the unaudited, interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission and (ii) as otherwise disclosed therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act and the rules and regulations of the Commission thereunder; to the extent included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the pro forma financial information and the related notes thereto included therein have been prepared in accordance with the applicable requirements of the Securities Act and comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S‑K of the Securities Act, to the extent applicable, and the assumptions used in the preparation of such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus in all material respects; all other information regarding the financial condition or results of operations of the Company or its subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby;

(uu)
The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(vv)
Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and applicable regulations thereunder; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the

Company’s principal executive officer and principal financial officer by others within the Company;

(ww)
Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Common Shares during the six‑month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xx)
The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or its subsidiaries which has had (nor does the Company or its subsidiaries have any notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company or its subsidiaries, taken as a whole;

(yy)
As of the Closing Date, the Shares will be approved for listing and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange (the “Exchange”);

(zz)
Other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity. As used in this Agreement with respect to the Company, “subsidiaries” shall mean the direct and indirect subsidiaries of the Company, provided that Kleo Pharmaceuticals, Inc. shall not be a direct or indirect subsidiary for purposes of this Agreement;

(aaa)
As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus and (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(bbb)
Except as described in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (i) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (ii) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws;

(ccc)
Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(ddd)
Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that materially affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products;

(eee)
No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the

Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus; and

(fff)
The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the number of Firm Shares set forth in Schedule I hereto opposite its name at $51.00 a share (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase up to 724,637 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriter for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Each day, if any, that Additional Shares are to be purchased is hereinafter referred to as an “Option Closing Date.”
3.    Terms of Public Offering. The Company is advised that the Underwriter proposes to make a public offering of the Shares as soon after this Agreement has become effective as in its judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $51.75 a share (the “Public Offering Price”).
4.    Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 a.m., New York City time, on January 30, 2020, or at such other time on the same or such other date, not later than February 4, 2020, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 5, 2020, as shall be designated in writing by you.
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter, if any, duly paid, against payment of the Purchase Price therefor.
5.    Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the following conditions:

(a)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)
there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)
there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)
The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)	The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Sullivan & Cromwell LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(d)
The Underwriter shall have received on the Closing Date an opinion of Locke Lord LLP, special counsel to the company with respect to certain intellectual property matters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(e)
The Underwriter shall have received on the Closing Date an opinion of Maples and Calder, British Virgin Islands counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(f)
The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

With respect to Sections 5(c), 5(e) and 5(f), above, Sullivan & Cromwell LLP, Maples and Calder and Ropes & Gray LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinions of Sullivan & Cromwell LLP, Locke Lord LLP and Maples and Calder described in Sections 5(c), 5(d) and 5(e) above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

(g)
The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut‑off date” not earlier than the date hereof.

(h)
The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(i)	The obligation of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)
a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)
an opinion and negative assurance letter of Sullivan & Cromwell LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)
an opinion of Locke Lord LLP, special counsel to the Company with respect to certain intellectual property matters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)
an opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Underwriter, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(v)
an opinion of Maples and Calder, British Virgin Islands counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(vi)
a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vii)
such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.    Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)
To furnish to you, without charge, six conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto and documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)
Before amending or supplementing the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)
To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)
Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)
If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)
If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by the Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)
To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h)
To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)
If the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriter, prior to the Renewal Deadline to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares; references herein to the Registration Statement shall include such new automatic shelf registration statement or such new registration statement declared effective by the Commission, as the case may be.

(j)
Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1) and without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter, in the quantities hereinabove specified, (i) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes, if any, payable thereon, (i) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all reasonable expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (i) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided, that, the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriter pursuant to subsections (iii) and (iv) shall not exceed $10,000), (v)  all costs and expenses incident to listing the Shares on the Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show on which a representative of the Underwriter travels (with the Underwriter agreeing to pay for the other 50%, as well as any other travel and lodging expenses of the Underwriter in connection with the road show), (ix) all costs and expenses reasonably and actually incurred by the Underwriter in connection with any “road show”, such expenses collectively not to exceed $50,000; (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

(k)
To pay, and to indemnify and hold the Underwriter harmless against, any stamp, issue, registration, documentary, sales, transfer income, capital gains or other similar taxes or duties imposed under the laws of the British Virgin Islands or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriter or purchasers procured by the Underwriter, or (iv) the resale and delivery of the Shares by the Underwriter in the manner contemplated herein.

(l)
After the date of this Agreement, to promptly advise the Underwriter (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus, (v) of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act or (v) of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the prompt lifting of such order and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement).

(m)	To apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Prospectus and in the Prospectus.

(n)
To not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

The Company also covenants with the Underwriter that, without the prior written consent of the Underwriter, it will not, during the period beginning from the date hereof and continuing until the date that is 60 days after the Time of Delivery (the “Restricted Period”), (i) offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or Common Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent.
The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security described in the Time of Sale Prospectus and Prospectus and outstanding on the date hereof, (c) the grant of options, restricted share units or any other type of equity award described in the Time of Sale Prospectus and Prospectus, or the issuance of Common Shares by the Company

(whether upon the exercise of stock options or otherwise), to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus, provided that, prior to the issuance of any such Common Shares or other securities to an executive officer or director of the Company where the Common Shares or other securities vest within the Restricted Period, the Company shall cause each recipient of such grant or issuance to execute and deliver to the Underwriter a lock-up letter described in Section 5(h), (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus and Prospectus, or (e) the sale or issuance of or entry into an agreement to sell or issue Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances; provided that each recipient of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares pursuant to this clause (e) shall execute a lock-up letter described in Section 5(h) hereof with respect to the remaining portion of the Restricted Period, and provided further that the aggregate amounts of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (e) shall not exceed 5% of the total number of Common Shares of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement.
7.    Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
8.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(b)
The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c)
In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (i) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement admitting fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)
To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (i) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)
The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)
The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (i) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (i) acceptance of and payment for any of the Shares.

9.    Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the British Virgin Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or the British Virgin Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
10.    Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out‑of‑pocket expenses (including the reasonable and documented fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.
11.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)
The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriter has acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (i) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (i) the Underwriter may have interests that differ from those of the Company and (i) the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
13.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
14.    Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related

Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)
The Company hereby irrevocably appoints Biohaven Pharmaceuticals, Inc., with offices at 215 Church Street, New Haven, CT 06510, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15.    Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of the Underwriter or taken into account as a receipt in computing the taxable income of the Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.
16.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
17.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to you in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to 215 Church Street, New Haven, CT 06510.
18.    Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Page Follows Immediately]

Very truly yours,

Biohaven Parmaceutical Holding
Company Ltd.

By:	/s/ Jim Engelhart
Name: Jim Engelhart
Title: Chief Financial Officer

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:	Goldman Sachs & Co. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Goldman Sachs & Co. LLC	4,830,917

Total:	4,830,917

I-1

SCHEDULE II
(a) Issuer free writing prospectuses not included in the Time of Sale Prospectus:
None.
(b) Additional documents incorporated by reference:
None.
(c) Information that comprise the Time of Sale Prospectus:

1.	Basic Prospectus as supplemented by the preliminary prospectus supplement dated January 28, 2020.

2.	The initial public offering price per share for the Shares is $51.75.

3.	The number of Shares purchased by the Underwriter is 4,830,917.

II-1

EXHIBIT A
Form of Lock-Up Letter